Exhibit 99.1

Ascent Solar Announces Preliminary Q2 Revenue Results - EnerPlex™ Quarterly Sales Reach $1M

July 30, 2014

THORNTON, Colo.--(BUSINESS WIRE)-- Ascent Solar Technologies, Inc. (NASDAQ:ASTI), a developer and manufacturer of state-of-the-art, flexible thin-film photovoltaic modules integrated into the company's EnerPlex™ series of consumer products, announced today preliminary revenue results for the Company's second quarter ended June 30, 2014.
Based upon preliminary data, the Company expects to post second quarter revenue of approximately $1.1 million, an increase of 45% over the first quarter of 2014. This also represents an approximately 4-fold revenue increase from second quarter of 2013.
Revenue from operations of the company's EnerPlex™ consumer products division increased quarter over quarter to $1.0 million, a 50% sequential growth over the first quarter of 2014. This result represents the first million dollar product revenue ever generated in a single quarter in the Company's history. Government R&D contracts and Specialty Market PV comprised the remainder of the quarter's revenue.
The Company had previously given investors revenue guidance for the full year 2014 of about $5 - $6 million. The Company continues to stand by this and expects to end the year at the higher end of the guidance.
Victor Lee, President & CEO of Ascent Solar, said, "The acceleration of our EnerPlex growth trajectory demonstrates the success of our product and sales channel strategies. Most notably, EnerPlex sales of $1M, which represents greater than 750% growth over our second quarter of 2013, is a significant milestone for the company. The strong momentum of EnerPlex will accelerate as we continue to roll out more innovative products in the second half of the year."
For more information about the EnerPlex line of products, visit www.goenerplex.com.
The Company believes the EnerPlex product line is changing the paradigm of solar-integrated consumer electronics, providing consumers with lightweight, powerful and extremely durable charging solutions for all their portable electronics.
The preliminary, unaudited information provided above is based on the Company's current estimate of results from operations for the second quarter of 2014 and remains subject to change based on the Company's quarterly closing procedures including our execution of our internal controls over financial reporting, or the subsequent occurrence or identification of events prior to the formal issuance of the quarterly financial statement.
About Ascent Solar Technologies:
Ascent Solar Technologies, Inc. is a developer of thin-film photovoltaic modules with substrate materials that are more flexible, versatile and rugged than traditional solar panels. Ascent Solar modules can be directly integrated into consumer products and off-grid applications, as well as aerospace and building integrated applications. Ascent Solar is headquartered in Thornton, Colorado. For more information, go to www.ascentsolar.com.

About EnerPlex (and design)™:
EnerPlex is a registered trademark in the USA, European Community, Australia, Japan and Hong Kong. The EnerPlex brand represents Ascent's line of consumer products. These products, many of which are integrated with Ascent's proprietary CIGS technology, provide consumers with the ability to integrate solar into their everyday lives, while enabling them to free themselves and their electronics from the outlet. For more information on the EnerPlex brand and to see the product line, please visit www.goenerplex.com.
Forward-Looking Statements:
Statements in this press release that are not statements of historical or current fact constitute "forward-looking statements." Such forward-looking statements involve known and unknown risks, uncertainties and other unknown factors that could cause the Company's actual operating results to be materially different from any historical results or from any future results expressed or implied by such forward-looking statements. In addition to statements that explicitly describe these risks and uncertainties, readers are urged to consider statements that contain terms such as "believes," "belief," "expects," "expect," "intends," "intend," "anticipate," "anticipates," "plans," "plan," to be uncertain and forward-looking. The forward-looking statements contained herein are also subject generally to other risks and uncertainties that are described from time to time in the Company's filings with the Securities and Exchange Commission.

CleanTech IR, Inc.
Brion D. Tanous, 310-541-6824
Mobile: 424-634-8592
btanous@cleantech-ir.com
or
Ascent Solar Technologies
Justin R. Jacobs, 1-720-872-5194
jjacobs@ascentsolar.com